UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2016

Enhance Skin Products Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52755	84-1724410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880, Reno NV	80246
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 306—2493

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

REPAYMENT VIS VIRES PROMISSORY NOTE & LOAN AGREEMENT (AMENDMENT 5)

On March 23, 2016, Enhance Skin Products Inc. (the “Company”) repaid in full the outstanding principal and interest on its promissory note with Vis Vires in the amount of $33,344. The Vis Vires promissory note became due on March 23, 2016 and in the event of non-payment, the Company would have been due to pay 150% of the then outstanding principal plus interest and the interest rate would have increased from 8% to 22% per annum until repaid or conversion took place.

Effective March 21, 2016, the Company entered into a Loan Agreement (Amendment 5) with Mercuriali Ltd. and Samuel Asculai. Mercuriali Ltd is a company controlled by Donald Nicholson, the Company’s President & CEO, and Dr. Asculai is the Company’s Chairman and Chief Scientific Officer. This agreement amends loan agreements between the parties dated March 4, 2013, March 3, 2014, September 29, 2015 and January 22, 2016 and provides for an increase in the loan amounts by Mercuriali Ltd. and Samuel Asculai from US$90,000 to US$150,000 in the event the Company receives no additional third party monies. On March 23, 2016 Mercuriali Ltd. loaned the Company $33,344 to repay the Vis Vires promissory note. Upon certain conditions set out in the Loan Agreement (Amendment 5), the amounts so loaned by Mercuriali Ltd. and Samuel Asculai will be convertible into common shares of the Company at $0.0018.

The foregoing description of the Vis Vires promissory note does not purport to be complete and is qualified in its entirety by reference to the text of the Vis Vires promissory note, which was included in the Company’s Form 8-K, filed on June 25, 2015. The foregoing description of the Loan Agreement (Amendment 5) does not purport to be complete and is qualified in its entirety by reference to the text of the Loan Agreement (Amendment 5), which is attached hereto as Exhibit 10.01.

CONSULTING AND EMPLOYMENT AGREEMENTS

On March 21, 2016, the Company amended the consultancy and employment agreements of each member of its management team; Mr. Donald Nicholson, Mr. Samuel Asculai and Mr. Drasko Puseljic and the Services Agreement of its Director Mr. Frode Botnevik (the “Services Agreements”). Each of the Service Agreements was amended to change the price at which shares would be issued to partially satisfy the Company’s contingent payment obligations as at January 31, 2016 to $0.0018 per share. Post January 31, 2016 the share price at which any contingent payment obligations is partly satisfied in shares would be based on the weighted average at which new shares are issued to non-related third parties after that date. Each of the Services Agreements was also amended to extend until April 30, 2017, the Company’s contingent obligation to pay certain amounts under the Services Agreements.

The foregoing description of the Services Agreements does not purport to be complete and are qualified in their entirety by reference to the text of the agreements, which are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5.

The price of $0.0018 was set at the weighted average of the price at which the Vis Vires Promissory Note partly converted on December 28, 2015 and 58% of the average of the lowest three closing trading prices for the common stock during the ten trading days prior to March 21, 2016, on the calculation basis described in the Vis Vires Promissory Note. The Vis Vires Promissory Note was included in the Company’s Form 8-K filed on June 25, 2015.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The above securities were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1	Loan Agreement (Amendment 5)
10.2	Amendment No. 3 to Consulting Agreement
10.3	Amendment No. 3 to Consulting Agreement
10.4	Amendment No. 3 to Employment Agreement
10.5	Amendment No. 1 to Directors Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enhance Skin Products Inc.

By:	/s/ Donald Nicholson
Donald Nicholson
President/CEO, Principal Executive Officer

Dated: March 24, 2016